Exhibit 31.2
Certification of Senior Vice President and CFO
I, Pamela Strayer, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A of Plantronics, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

August 4, 2014	/s/ Pamela Strayer
Pamela Strayer
Senior Vice President and Chief Financial Officer